UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2023

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Ashford Center North, Suite 425

Atlanta, Georgia 30338

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WLMS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the Purchase Agreement (as defined below) and the information set forth under Item 2.03 of this Form 8-K regarding the DIP Credit Facilities (as defined below) is incorporated by reference into this Item 1.01.

Item 1.03	Bankruptcy or Receivership.

Chapter 11 Filing

On July 22, 2023, Williams Industrial Services Group Inc. (the “Company”) and its subsidiaries, Williams Industrial Services Group, L.L.C. (“WISG”), Williams Plant Services, LLC (“WPS”), Williams Specialty Services, LLC (“WSS”), Williams Industrial Services, LLC (“WIS”), WISG Electrical, LLC (“WISG Electrical”), Construction & Maintenance Professionals, LLC (“CMP”), Williams Global Services, Inc., Steam Enterprises, LLC, GPEG, LLC, Global Power Professional Services Inc., WISG Canada Ltd., WISG Nuclear Ltd. and WISG Electrical Ltd. (collectively with the Company, the “Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”). The Debtors have filed a motion with the Court seeking joint administration of the Cases with the Company as the lead debtor under the caption In re Williams Industrial Services Group Inc., et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed various “first day” motions with the Bankruptcy Court requesting customary relief, including authority to obtain debtor-in-possession financing and pay employee wages and benefits, that will enable the Debtors to transition into Chapter 11 protection without material disruption to their ordinary course operations to the extent comprising, relating to or supporting the Business or Transferred Assets (each as defined below). It is anticipated that substantially all of the business and operations of WIS, the entity carrying on the Company’s water projects, will be discontinued during the course of the Cases. There has been no order confirming a plan of reorganization, arrangement, or liquidation of the Debtors’ assets in the Cases, and the Debtors are seeking the sale of the Transferred Assets through the Purchase Agreement (as defined below) and will seek Court approval of such sale.

The Company cannot be certain that holders of the Company’s common stock will receive any payment or other distribution on account of their shares in the Cases.

Purchase Agreement

On July 22, 2023, prior to the filing of the Bankruptcy Petitions, the Company and its subsidiaries, WISG, WIS, CMP, WISG Electrical, WPS and WSS (collectively with the Company, the “Sellers”) entered into a “stalking horse” Asset Purchase Agreement (the “Purchase Agreement”) with EnergySolutions Nuclear Services, LLC (“EnergySolutions”), pursuant to which, among other things, the Sellers will sell substantially all of their assets relating to (i) the business of providing a broad range of construction and maintenance services to customers in the nuclear, conventional power (fossil, hydro, natural gas), energy delivery, water and wastewater, pulp and paper, chemical and government industries, (ii) solely to the extent conducted pursuant to certain contracts of WIS, certain non-unionized pulp and paper operations, and (iii) the business as conducted by WPS and WSS (collectively, clauses (i) – (iii) are referred to as the “Business”, and the assets related to the Business and as more fully described in the Purchase Agreement, as the “Transferred Assets”). WIS will retain its water and wastewater business, the non-unionized pulp and paper business not included as part of the Business and its transmission and distribution business, and the Sellers will retain any other business of the Sellers not set forth in clauses (i)-(iii) above. The Purchase Agreement provides that the aggregate consideration to be paid by EnergySolutions for the sale of all of the Transferred Assets and the obligations of Sellers as set forth in the Purchase Agreement shall be an amount in cash equal to the sum of $60,000,000, less (i) any deductions on account of certain cure costs that may be required to be paid pursuant to the Bankruptcy Code in order to cure monetary defaults under certain contracts assumed and assigned to EnergySolutions and (ii) the aggregate amount of all overdue payables as of 11:59 p.m. E.T. on the day that is six business days prior to the date of the closing of the transactions contemplated by the Purchase Agreement (such closing, the “Closing” and such date, the “Closing Date”), subject to certain limitations. As additional consideration for the Transferred Assets, EnergySolutions will assume certain liabilities of the Sellers relating to the Business (the “Assumed Liabilities”) at the Closing.

The transactions are part of a sale process under Section 363 of the Bankruptcy Code that will be subject to approval by the Court and compliance with agreed upon and Court-approved bidding procedures allowing for the submission of higher or otherwise better offers and satisfaction of other agreed-upon conditions. In accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to EnergySolutions will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Court.

Pursuant to the terms of the Purchase Agreement, an affiliate of EnergySolutions and the Company entered into an escrow agreement with Citibank, N.A. (the “Escrow Agent”), pursuant to which an affiliate of EnergySolutions will deposit into escrow with the Escrow Agent $6,000,000 against the purchase price.

The Purchase Agreement contains customary representations and warranties of the parties and is subject to a number of conditions to Closing, including, among others, (i) the truth and correctness of representations and warranties of the parties, subject to various standards of accuracy, (ii) material compliance with the obligations of the parties set forth in the Purchase Agreement, (iii) there being in effect no laws or orders restraining in any material respect, preventing or prohibiting the Closing, and (iv) a sale order in the Cases having become a final order of the Court.

Either EnergySolutions or Sellers can terminate the Purchase Agreement if the Closing has not occurred by the date that is 57 days following the date of filing the Bankruptcy Petitions, unless such date is extended by (i) Sellers with the written consent of the applicable DIP Revolving Lenders and the DIP Term Loan Lenders (each as defined below) for an additional period not to exceed 120 days from the date of the Purchase Agreement or (ii) EnergySolutions and the Company to such other subsequent date as may be mutually agreed by EnergySolutions and the Company in writing (the “Outside Date”). The Purchase Agreement may be terminated: (i) by the mutual written consent of the parties; (ii) by Sellers, if (a) EnergySolutions shall have breached any representation or warranty or failed to comply with or perform any of its obligations that would cause any Closing condition not to be satisfied if such breach has not been waived by Sellers or is curable and is not cured timely by EnergySolutions or (b) any Seller or its governing body determines in consultation with outside legal counsel that proceeding with the transactions or failing to terminate the Purchase Agreement would be inconsistent with its or such governing body’s fiduciary obligations under applicable law; (iii) by EnergySolutions, if (a) Sellers shall have breached any representation or warranty or failed to comply with or perform any of their obligations that would cause any Closing condition not to be satisfied if such breach has not been waived by EnergySolutions or is curable and is not cured timely by Sellers, (b) Sellers have failed to obtain timely certain milestone orders in the Cases, provided such failure is not substantially caused by EnergySolutions’ failure to perform any of its obligations under the Purchase Agreement, (c) the bidding procedures order in the Cases (including the bidding procedures, break-up fee or EnergySolutions’ expense reimbursement) or the sale order is modified in any material respect without EnergySolutions’ consent or (d) the Court enters an order pursuant to Section 362 of the Bankruptcy Code lifting or modifying the automatic stay with respect to any material portion of the Transferred Assets; or (iv) by either party if (a) the Closing shall not have occurred by the Outside Date, (b) consummation of the transactions contemplated by the Purchase Agreement would violate any law (other than a de minimis violation that is retroactively curable after the Closing on the terms set forth in the Purchase Agreement) or any non-appealable final order of the Court or any other governmental authority having competent jurisdiction, (c) any Seller enters into a definitive agreement with respect to a competing transaction or the Court enters an order approving a competing transaction, (d) any of the Cases are dismissed or converted under Chapter 7 of the Bankruptcy Code or (e) a trustee or examiner with expanded power to operate or manage the financial affairs, the business, or any Seller’s reorganization is appointed in the Cases.

The Purchase Agreement provides that the Sellers will pay a break-up fee to EnergySolutions equal to $2,400,000 upon termination of the transaction in certain circumstances. The Purchase Agreement also provides for the reimbursement of EnergySolutions’ expenses incurred in connection with the Purchase Agreement up to an aggregate amount of $1,000,000, in the event of termination of the Purchase Agreement in certain circumstances.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. The Purchase Agreement has been filed with this Form 8-K to provide investors and security holders with information regarding the Purchase Agreement’s terms. The foregoing description of the Purchase Agreement is not intended to provide any other factual information about EnergySolutions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specific dates referenced therein, were solely for the benefit of the parties to the Purchase Agreement and may be subject to important limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Purchase Agreement containing them, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Debtor-in-Possession Financing

In connection with filing the Bankruptcy Petitions and subject to the approval of the Court, the Debtors have received commitments for and intend to enter into certain debtor-in-possession financial credit agreements. If approved by the Court as proposed, the agreements would consist of the following: (i) a Super-Priority Senior Secured Revolving Credit and Security Agreement (the “DIP Revolving Credit Agreement”), pursuant to which, and subject to the satisfaction of the applicable conditions precedent contained therein, including the entry by the Court of an interim order authorizing and approving the DIP Credit Facilities (as defined below) (the “Interim DIP Order”), PNC Bank, National Association, in its capacity as administrative agent, and the financial institutions from time to time party thereto, as lenders (collectively, including any financial institution that has issued letters of credit on behalf of any Debtor in connection with the DIP Revolving Credit Facility (as defined below), the “DIP Revolving Lenders”), agreed to provide the Debtors with a secured superpriority debtor-in-possession revolving credit facility in an aggregate principal amount of up to the lesser of (a) the Borrowing Base (as defined in the DIP Revolving Credit Agreement) and (b) $12,000,000, less the amount of all Prepetition Revolving Credit Obligations (as defined below), which, after Court approval, will be rolled into the facilities provided under the DIP Revolving Credit Agreement (the “DIP Revolving Credit Facility”), subject to the terms and conditions set forth therein, and (ii) a Superpriority Senior Secured Term Loan, Guarantee and Security Agreement (the “DIP Term Loan Agreement” and, together with the DIP Revolving Credit Agreement, the “DIP Credit Agreements”), pursuant to which, and subject to the satisfaction of the applicable conditions precedent contained therein, including the entry by the Court of the Interim DIP Order, EICF Agent LLC, in its capacity as agent, and the lenders from time to time party thereto (collectively, the “DIP Term Loan Lenders”), agreed to provide the Debtors with a secured superpriority debtor-in-possession term loan facility in aggregate principal amount not to exceed $19,500,000 (the “DIP Term Loan Facility” and, together with the DIP Revolving Credit Facility, the “DIP Credit Facilities”). If the DIP Credit Facilities are approved by the Court as proposed, the DIP Revolving Lenders would provide the DIP Revolving Credit Facility in the principal amount described above, and the DIP Term Loan Lenders would provide a $19,500,000 multi-draw term loan facility, consisting of $14,000,000 of term loans available immediately upon entry of the Interim DIP Order and the balance available after entry of the final order by the Court.

Borrowings under the DIP Credit Facilities would be senior secured obligations of the Debtors, secured by superpriority liens on the assets of the Debtors (subject to customary exceptions). Each of the DIP Credit Agreements contains various customary covenants, as well as covenants mandating compliance by the Debtors with a 13-week budget, variance testing and reporting requirements, among others. The proceeds of all or a portion of the proposed DIP Credit Facilities may be used for, among other things, post-petition working capital for the Debtors, payment of costs to administer the Cases, payment of expenses and fees of the transactions contemplated by the Cases, payment of court-approved adequate protection obligations under the DIP Credit Agreements, and payment of other costs, in each case, subject to an approved budget and such other purposes permitted under each of the DIP Credit Agreements and the Interim DIP Order or any other order of the Court.

The DIP Credit Agreements are subject to approval by the Court, which has not been obtained at this time. The Debtors are seeking (i) interim approval of the DIP Credit Facilities and (ii) final approval of the DIP Credit Facilities at a final hearing of the Court. The Company anticipates that the DIP Credit Agreements will become effective promptly following entry of the Interim DIP Order by the Court.

The foregoing descriptions of the DIP Revolving Credit Agreement and the DIP Term Loan Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the DIP Revolving Credit Agreement and the DIP Term Loan Agreement. The Company intends to file copies of the DIP Credit Facilities as exhibits to a Current Report on Form 8-K following their approval by the Bankruptcy Court and execution by all relevant parties.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 of this Form 8-K constituted an event of default that accelerated the Company’s and the other Debtors’ obligations under the following debt instruments (collectively, the “Debt Instruments”):

•	Approximately $15.7 million under the Revolving Credit and Security Agreement, dated as of December 16, 2020, by and among the Debtors, in their capacities as borrowers and/or guarantors, PNC Bank, National Association, in its capacity as administrative agent, and the financial institutions from time to time party thereto, as lenders (as amended, restated, supplemented or otherwise modified). All Obligations (as defined therein) owing by the Debtors pursuant thereto are referred to as the “Prepetition Revolving Credit Obligations”.

•	Approximately $35.6 million under the Term Loan, Guarantee and Security Agreement, dated as of December 16, 2020, by and among the Debtors, in their capacities as borrowers and/or guarantors, ECF Agent LLC, in its capacity as agent, and the financial institutions from time to time party thereto as lenders (as amended, restated, supplemented or otherwise modified).

•	Approximately $0.4 million under the Unsecured Promissory Note, dated as of January 9, 2023, by and among the Company, as borrower, certain of its subsidiaries, as guarantors under a separate Guaranty Agreement, and Wynnefield Partners Small Cap Value, LP I.

•	Approximately $0.4 million under the Unsecured Promissory Note, dated as of January 9, 2023, by and among the Company, as borrower, certain of its subsidiaries, as guarantors under a separate Guaranty Agreement, and Wynnefield Partners Small Cap Value, LP.

The Debt Instruments provide that, as a result of the Bankruptcy Petitions, the principal, interest and any prepayment premiums due thereunder shall immediately become due and payable. Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Press Release

On July 24, 2023, the Company issued a press release announcing the filing of the Cases, entry into the Purchase Agreement, and the commitments for the DIP Credit Facilities. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

NYSE American Delisting Notice

The Company expects to receive a notice from the staff of NYSE Regulation that the Company’s common stock will be the subject of delisting from the NYSE American as a result of the Cases. If the Company receives such notice, the Company does not intend to appeal NYSE Regulation’s determination and, therefore, it is expected that its common stock will be delisted. The delisting of the common stock would not affect the Company’s operations or business and does not presently change its reporting requirements under the rules of the U.S. Securities and Exchange Commission.

Additional Information on the Cases

Court filings and information about the Cases can be found at a website maintained by the Company’s claims agent, Epiq, at https://dm.epiq11.com/WISGRP, by email at WilliamsIndustrial@epiqglobal.com or by phone, toll-free at 888-532-1261 and for non-U.S. parties at 503-563-8209. The documents and other information available via website or elsewhere is not incorporated by reference into, and does not constitute part of, this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language contained in such filing.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s securities (including, without limitation, the Company’s common stock) during the pendency of the Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains statements that are, or may be deemed, “forward-looking statements.” Forward-looking statements generally use forward-looking words, such as “may,” “will,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words that convey the uncertainty of future events or outcomes. These forward-looking statements are not guarantees of the Company’s future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict and may be outside of the Company’s control. Therefore, the Company’s actual outcomes and results may differ materially from those expressed in or contemplated by the forward-looking statements. Forward-looking statements include, but are not limited to, information concerning the following: expectations regarding risks attendant to the Chapter 11 bankruptcy process, including the Company’s ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of the Chapter 11 process, including with respect to the asset sale and DIP Credit Agreements; the Company’s plans to sell certain assets pursuant to Chapter 11 of the Bankruptcy Code, the outcome and timing of such sale, and the Company’s ability to satisfy closing and other conditions to such sale; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s wind down, on the Company’s liquidity and results of operations (including the availability of operating capital during the pendency of Chapter 11); the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; the Company’s ability to continue funding operations through the Chapter 11 bankruptcy process, and the possibility that it may be unable to obtain any additional funding as needed; the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Credit Agreements and other financing arrangements; objections to the Company’s wind down process, the DIP Credit Agreements, or other pleadings filed that could protract the Chapter 11 process; the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; risks relating to the delisting of the Company’s common stock from the NYSE American and future quotation of the Company’s common stock; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale and risks associated with third-party motions in Chapter 11; the timing or amount of any distributions, if any, to the Company’s stakeholders; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; the impact of litigation and regulatory proceedings; expectations regarding financial performance, strategic and operational plans, and other related matters; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. Any forward-looking statement speaks only as of the date of this Form 8-K. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and investors are cautioned not to rely upon them unduly.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated as of July 22, 2023, by and among Williams Industrial Services Group Inc., Williams Industrial Services Group, L.L.C., Williams Industrial Services, LLC, Construction & Maintenance Professionals, LLC, WISG Electrical, LLC, Williams Plant Services, LLC, and Williams Specialty Services, LLC, as Sellers, and EnergySolutions Nuclear Services, LLC, as Buyer.

99.1	Press Release dated July 24, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2023	Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary